UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 24, 2013

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-1035	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 122 — 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2013, Potash Corporation of Saskatchewan Inc. (the “Company”) entered into the Second Amending Agreement (the “Second Amending Agreement”) with the lenders named therein and The Bank of Nova Scotia, as agent of the lenders (the “Agent”). The Second Amending Agreement amends the original credit facility, made as of December 11, 2009 (as amended by the First Amending Agreement made as of September 23, 2011 and the Second Amending Agreement, the “Credit Facility”) among the Company, the lenders named therein and the Agent.

The primary purpose of the Second Amending Agreement is to increase the total borrowing amount available under the Credit Facility from $2,750,000,000 to $3,500,000,000 and to extend the maturity date of the Credit Facility from December 11, 2016 to May 31, 2018. The Second Amending Agreement, also adds Credit Agricole Corporate and Investment Bank as a lender under the Credit Facility. Some of the lenders under the Credit Facility have in the past performed, and may in the future perform, investment banking, financial advisory, lending or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary fees.

The foregoing description is qualified in its entirety by reference to the Amending Agreement, which is filed hereto as Exhibit 4(a) and incorporated herein by reference

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

4(a)	Second Amending Agreement, made as of May 24, 2013, between Potash Corporation of Saskatchewan Inc., as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph Podwika
Name:	Joseph Podwika
Title:	Senior Vice President, General Counsel and Secretary

Dated: May 28, 2013

Index to Exhibits

Exhibit Number	Exhibit Description

4(a)	Second Amending Agreement, made as of May 24, 2013, between Potash Corporation of Saskatchewan Inc., as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.